Exhibit 99.5

April 30, 2018

CONFIDENTIAL

VIA EMAIL TO pspatel@hcpci.com

Paresh Patel

Chairman of the Board

HCI Group, Inc.

5300 W. Cypress Street, Suite 100

Tampa, FL 33607

Dear Mr. Patel:

The Board, in conjunction with its financial and legal advisors, has reviewed in detail, and has discussed, the offer set forth in your April 18th letter and accompanying presentation. After thorough consideration of the terms and conditions of your offer, the Board has concluded that the offer set forth in your most recent letter is not in the best interests of Federated National’s shareholders. Therefore, the Board is declining your offer. The Board is confident of our management’s ability to provide significant short-term and long-term value to our shareholders.

Sincerely,

/s/ Bruce F. Simberg
Bruce F. Simberg
Chairman of the Board

/s/ Michael H. Braun
Michael H. Braun
Chief Executive Officer, President and Director

Federated National Holding Company

14050 N.W. 14 Street, Suite 180 | Sunrise, Florida 33323 | Phone: (800) 293-2532 | Fax: (954) 316-9201

FedNat.com